UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue, Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On June 1, 2016, Perry Ellis International, Inc. (the “Company”) announced that David J. Enright, age 49, will join the Company to serve as its Chief Operating Officer. Mr. Enright has more than 20 years’ operational experience with leading global businesses. He will be responsible for all aspects of the Company’s global supply chain operations.

Prior to joining the Company, he served in various roles at Coach, Inc. (“Coach”) from 2007 through July 2015. Mr. Enright was Coach’s Senior Vice President of Global Distribution, Planning & Logistics from 2009 through July 2015 and prior to that, he was Vice President, Planning and Logistics. Before joining Coach, Mr. Enright held several operational roles with Lenox Group and Brown Foreman Corporation, Lenox Division, from 1995 to 2007, and with Unilever US, Lever Brothers Division from 1993 to 1995.

Mr. Enright will receive an annual base salary and other benefits consistent with the Company’s benefits for senior management, including eligibility to participate in the Company’s Management Incentive Compensation Plan and Long-Term Incentive Compensation Plan.

A copy of the press release issued by the Company on June 1, 2016 announcing that Mr. Enright is joining the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Perry Ellis International, Inc. press release issued on June 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: June 1, 2016	By:	/s/ Cory Shade
Cory Shade, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Perry Ellis International, Inc. press release issued on June 1, 2016.